EXHIBIT 99.1

     October 14, 2003


     For media inquiries:                For financial inquiries:
     Katherine Taylor                    John Hecht
     Investor Relations Manager          Chief Financial Officer
     815-961-7164                        815-961-2787

             AMCORE FINANCIAL, INC. REPORTS RECORD THIRD QUARTER EPS

                         (000's, Except Per Share Data)
                    Quarters Ended September 30, 2nd Quarter
                       2003          2002             2003
                       ----          ----             ----
   Net Revenues      $55,986       $51,263          $55,604
   Net Income        $11,680       $10,683          $11,227
   Diluted Shares     25,100        24,923           25,054
   Diluted EPS         $0.47         $0.43            $0.45

     ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported record third quarter diluted earnings per share of $0.47 for 2003, a 9 percent increase compared to $0.43 per share in third quarter 2002. Net income in the third quarter of 2003 was $11.7 million, a 9 percent, or $997,000 increase from the $10.7 million in the prior-year period. Return on average equity was 12.70 percent for third quarter 2003 compared to 12.53 percent for third quarter 2002.

     "One key driver during the quarter was the record number of mortgage closings, which contributed to a $7.0 million increase in mortgage revenues from a year ago," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Though much of the result was due to refinancing, we are especially pleased with the volume of new home purchases in our mortgage business, which grew 52 percent from a year ago and is a direct result of loan originations from our new branches in the higher growth markets in the Chicago suburbs and Madison, WI."

     Highlights
     ----------

o Non-interest income rose to $23.0 million, a 32 percent increase from third quarter 2002 and was driven by a significant increase in mortgage revenues.

o Net interest income decreased 3 percent to $33.0 million from $33.9 million a year ago. The net interest margin decreased 22 basis points to 3.33 percent in third quarter 2003 from 3.55 percent during the same period in 2002.

o Average loan balances grew 6 percent from a year ago, despite the sale of indirect automobile loans totaling $106 million, the March 2003 sale of six Wisconsin branches that included the transfer of $48 million in loans and the impact of refinancing on our residential real estate portfolio.

o Average bank-issued deposits increased 6 percent from a year ago. This growth was achieved despite the transfer of $125 million in deposits with the Wisconsin branch sales.

o Wholesale funding was reduced by over $100 million on average from a year ago.

o Allowance for loan losses, as a percentage of ending loans, remained steady at 1.46 percent when compared to the prior quarter, and increased from 1.24 percent during the same period a year ago.

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

     Third Quarter Results
     ---------------------

     Net interest income in third quarter 2003 decreased 3 percent from a year ago, or $833,000. The net interest margin decreased 22 basis points to 3.33 percent compared to 3.55 percent in third quarter 2002. "The drop in net interest income was driven largely by a sharp reduction in investment yields, principally mortgage-backed securities that experienced accelerated amortization of premiums due to a record level of prepayments and lower reinvestment rates," said Edge. "We maintained a shorter duration in our investment portfolio to protect against an extension risk and to provide liquidity to fund loan demand from our branch expansion."

     "In addition, we experienced strong demand from borrowers opting for floating rate loan terms. This has lowered the yield on our commercial loan portfolio. The increasing shift to variable rates intensified the impact of the Federal Reserve's June 25th rate cut, which lowered our floating rate yields by 25 basis points for the entire quarter. Given the difficulty of lowering deposit costs below floor levels commensurate with the short end of the yield curve, total funding costs were not able to respond down in the same proportion as our asset repricing. Consequently, spreads were compressed and our interest rate exposure has changed to a more asset sensitive position," said Edge.

     Provision for loan losses increased 29 percent, or $958,000, from the same period a year ago. Total non-performing loans, including loans 90 days past due and still accruing interest, increased $1.3 million, or 3 percent, compared to second quarter 2003 and increased $5.8 million, or 17 percent, compared to third quarter 2002.

     Average loans rose $163 million to $2.9 billion, a 6 percent increase from third quarter 2002. The growth came from increases of $254 million in average commercial real estate loans driven by AMCORE's expansion in suburban Chicago and Madison markets. This growth was achieved despite continuing prepayment of 1-to-4 family real estate loans, which decreased 21 percent, or $100 million on average.

     Average bank-issued deposits grew to $2.9 billion, an increase of 6 percent, or $162 million, compared to a year ago. This growth was achieved even with the transfer of $125 million in deposits related to the Wisconsin branch sales in the first quarter of this year. "Our deposit initiative continues to contribute favorably to our results, especially with our focus on transaction deposits," said Edge. "This supports a favorable shift from more expensive time deposits and wholesale funding to lower cost funding sources. Phase II of our branching strategy will continue to emphasize core deposit and household relationship growth."

     Total non-interest income increased 32 percent, or $5.6 million, compared to the same period a year ago. An increase in mortgage loan activity was responsible for the growth in non-interest income revenue. Mortgage revenues increased $7.0 million, compared to the prior-year period. "Record volume combined with a slow down in prepayment activity toward the end of the quarter helped drive mortgage revenues," said Edge.

     Of the $7.0 million increase, $4.1 million was due to the recapture of mortgage servicing right impairment reserves in the current period compared to an impairment charge of $1.7 million in the previous year which resulted in a $5.8 million change year over year in the third quarter. "While much of the mortgage activity has been due to refinancing, we have seen significant increases in new home purchase mortgage business, where dollar volumes increased 52 percent compared to the same quarter a year ago," said Edge. During the third quarter, mortgage closings totaled $307 million, a 49 percent increase compared to the $206 million in the same period a year ago. Of total third quarter closings, 73 percent were due to refinancing.

    Trust and asset management revenues decreased $310,000, or 5 percent, to $5.6 million in third quarter 2003 from the same period a year ago. Lower AMCORE-managed asset values combined with a

                                     2 of 5
shift to a higher mix of fixed income and money market assets contributed to the reduction in fee revenue. Assets under administration totaled $4.4 billion as of the end of the quarter.

     Total operating expenses increased $1.2 million, or 4 percent in third quarter 2003 from a year ago. The increase was the result of variable costs related to record mortgage production and the Company's branch expansion initiative. The Company also began to see cost reductions in the core bank's data processing systems, which decreased 31 percent, or $502,000, from the same period a year ago.

     Asset Quality & Reserves
     ------------------------

     Total non-performing loans increased $1.3 million from June 30, 2003 and increased $5.8 million from the third quarter a year ago. The increase from June 30, 2003 can be attributed to an increase in non-performing consumer loans and mortgages. Total non-performing assets, which includes non-performing loans, foreclosed real estate and other repossessed assets, increased $2.6 million, or 6 percent, from June 30, 2003, and increased 19 percent, or $7.3 million, from September 30, 2002. Total non-performing assets to total assets was 1.06 percent at September 30, 2003, up from 0.98 percent at June 30, 2003, and up from 0.89 percent at September 30, 2002.

     Total non-accrual loans as a percentage of loans increased from 1.00 percent at June 30, 2003 to 1.18 percent at September 30, 2003 and was up from
0.99 percent at September 30, 2002. The allowance for loan losses, as a percentage of ending loans, remained stable at 1.46 percent compared to June 30, 2003 and increased from 1.24 percent at September 30, 2002. The allowance to non-accrual loans was 124 percent compared to 147 percent at June 30, 2003 and 124 percent at September 30, 2002.

     Net charge-offs were $4.0 million in the third quarter 2003, an increase of $1.8 million, or 82 percent, from the second quarter 2003 and a $791,000, or 25 percent, increase from the third quarter of 2002. Net charge-offs were 54 basis points of average loans on an annualized basis during the third quarter 2003 compared to 30 basis points in the second quarter 2003 and 46 basis points for the third quarter last year.

     "We are comfortable with our asset quality performance in this economic environment," said Edge. "We strengthened our reserves during the year and dedicated additional resources to work out problem credits. Our 90 day past due credits decreased nearly 15 percent from a year ago. We expect these efforts to improve asset quality and to result in lower credit-related costs in future periods."

    Branching Update
    ----------------

    During the third quarter 2003, AMCORE continued to expand its presence in key cities where it believes significant opportunities exist to increase revenues. Since the beginning of 2003, AMCORE opened seven new branches, and scheduled four more for opening by year-end. Three of the 11 branches in 2003 represent upgrades and replacements of existing in-store or limited branch offices.

     Branches opened during the third quarter included full-service branches in the Illinois cities of South Elgin and Algonquin. Additional branches opened in October are in Machesney Park and Freeport, IL. The branches opening later this year will include a limited branch office in Oak Brook, IL, a full-service facility in Elgin, IL, and two full-service branches in Madison, WI. By 2006, AMCORE will have added 26 new offices since the beginning of the initiative in 2001. Total offices by the end of 2006 will number 76, two-thirds of which will be located in high growth markets. (See accompanying chart for details)

     The year-to-date earnings impact of the branching strategy was dilution of
4.5 cents per share through September 30, 2003. Total loans outstanding in the new branches as of period end were $470 million while deposits totaled $205 million. This represents quarterly loan growth of $77 million and quarterly deposit growth of $86 million since second quarter 2003. Loans and deposits since third quarter of 2002 totaled $305 million and $158 million, respectively. "Clearly, the branch expansion initiative is driving strong growth opportunities on both sides of the balance sheet. We are now beginning to balance the

                                     3 of 5
funding of loans from our limited branch offices with an increased emphasis on deposits from both commercial and retail relationships as we move into our next phase of the branching strategy, said Edge."

                                                              AMCORE Branch Expansion Plans

       Strategy                            LBO*       Full Serv.       In-store    Branch Expansion  Total Branches
       --------                            ----       ----------       --------    ----------------  --------------
2001                                                                                                      64
- Sold branches                                                                                           (7)
+ New branches                               1            1                0               2               2
- Closed, moved to new facility              0            0                0               0               0
Cumulative total                             1            1                0               2              59
-------------------------------------------------------------------------------------------------------------------
2002
+ New branches                               4            3                0               7               7
- Closed, moved to new facility             (1)          (1)               0              (2)             (2)
Cumulative total                             4            3                0               7              64
-------------------------------------------------------------------------------------------------------------------
2003
- Sold branches                                                                                           (6)
- Closed in-store                                                                                         (1)
+ New branches                               4            7                0               11             11
- Closed, moved to new facility             (1)           0               (2)              (3)            (3)
Cumulative total                             7           10               (2)              15             65
-------------------------------------------------------------------------------------------------------------------
2004
+ New branches                               5            10               0               15             15
- Closed, moved to new facility             (5)            0              (2)              (7)            (7)
Cumulative total                             7            20              (4)              23             73
-------------------------------------------------------------------------------------------------------------------
2005
+ New branches                               1            4                0               5               5
 - Closed, moved to new facility            (2)           0                0              (2)             (2)
Cumulative total                             6           24               (4)             26              76
-------------------------------------------------------------------------------------------------------------------
2006
+ New branches                               0            1                0               1               1
- Closed, moved to new facility             (1)           0                0              (1)             (1)
Cumulative total                             5           25               (4)             26              76

    *LBO is a limited branch office.

                                     4 of 5

     AMCORE Financial, Inc. focuses on delivering tailored financial business products and asset management services to customers in selected Midwestern markets. The Company is headquartered in Northern Illinois with investment assets under administration of $4.4 billion, and banking assets of $4.4 billion with 62 locations in Illinois, Wisconsin and Iowa.

     AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, capital management, mutual fund administration, employee benefit plan record keeping and is the investment advisor for the Vintage family of mutual funds.

     This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

     Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting policies"; (XVII) inability of third-party vendors to perform critical services for the company or its customers; and (XVIII) disruption of operations caused by the conversion of core bank data processing systems.

     AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the company's website at www.AMCORE.com and at www.VintageFunds.com.

                                     5 of 5

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                        ----------------------------------------------------------------------------------
($ in 000's, except per share data)      3rd Qtr.       2nd Qtr.      1st Qtr.      4th Qtr.      3rd Qtr.     3Q '03/'02
                   SHARE DATA              2003          2003           2003          2002          2002       Incr(Decr)
                                        ----------------------------------------------------------------------------------
Diluted earnings                        $     0.47    $     0.45    $     0.43    $     0.49    $     0.43         9.3%

Cash dividends                          $     0.17    $     0.16    $     0.16    $     0.16    $     0.16         6.3%

Book value                              $    14.81    $    14.79    $    14.56    $    14.40    $    14.15         4.6%

Average diluted shares outstanding          25,100        25,054        24,936        24,945        24,923         0.7%

                INCOME STATEMENT

Net interest income                     $   33,025    $   35,093    $   34,516    $   34,538    $   33,858        (2.5%)

Provision for loan losses                    4,318         4,729        12,575         3,921         3,360        28.5%

Non-interest income:
   Trust & asset management                  5,619         5,677         5,738         5,899         5,929        (5.2%)
   Service charges on deposits               4,751         4,638         4,398         5,007         4,882        (2.7%)
   Mortgage revenues                         8,053         3,435         3,998         4,552         1,049       667.7%
   Company owned life insurance              1,753         1,693         1,783         1,500         1,458        20.2%
   Gain on sale of loans/branches               --            --        10,723            --            --         N/A
   Net security gains                           --         2,012           273            --         1,144      (100.0%)
   Other                                     2,785         3,056         2,518         2,832         2,943        (5.4%)
                                        ----------------------------------------------------------------------------------
Total non-interest income                   22,961        20,511        29,431        19,790        17,405        31.9%

Operating expenses:
   Personnel costs                          20,591        19,900        20,491        20,269        19,963         3.1%
   Net occupancy and equipment               4,624         4,062         4,588         3,958         4,070        13.6%
   Data processing                           1,122         1,635         1,790         1,898         1,624       (30.9%)
   Professional fees                         1,134         1,207         1,062         1,055         1,112         2.0%
   Advertising & business development        1,204         1,212         1,045         1,228         1,095        10.0%
   Communication expense                     1,174         1,030         1,201         1,070           999        17.5%
   Other                                     5,333         6,340         6,826         4,660         5,095         4.7%
                                        ----------------------------------------------------------------------------------
Total operating expenses                    35,182        35,386        37,003        34,138        33,958         3.6%
                                        ----------------------------------------------------------------------------------

Income before income taxes                  16,486        15,489        14,369        16,269        13,945        18.2%
   Income taxes                              4,806         4,262         3,648         3,990         3,262        47.3%
                                        ----------------------------------------------------------------------------------
Net income                              $   11,680    $   11,227    $   10,721    $   12,279    $   10,683         9.3%
                                        ==================================================================================

              KEY RATIOS AND DATA

Net interest margin (FTE)                     3.33%         3.63%         3.56%         3.55%        3.55%
Return on average assets                      1.04%         1.03%         0.98%         1.10%        0.97%
Return on average equity                     12.70%        12.33%        12.01%        13.89%       12.53%
Efficiency Ratio                             62.84%        63.64%        57.87%        62.84%       66.24%
Equity/assets (end of period)                 8.36%         8.19%         8.27%         7.87%        7.92%

Allowance to ending loans                     1.46%         1.46%         1.40%         1.22%        1.24%
Allowance to non-accrual loans              123.79%       146.55%       110.11%       108.24%      124.28%
Non-accrual loans to loans                    1.18%         1.00%         1.27%         1.13%        0.99%
Non-performing assets to total assets         1.06%         0.98%         1.08%         0.92%        0.89%

Total assets under administration       $4,387,492    $4,490,675    $4,385,686    $4,621,876    $4,427,569
Mortgage loans closed                   $  307,092    $  292,655    $  205,126    $  300,731    $  206,277

AMCORE Financial, Inc.
(Unaudited)

                                           ------------------------------------------------------------------------------------
($ in 000's)                                   3rd Qtr.    2nd Qtr.     1st Qtr.   4th Qtr.    3rd Qtr.  3Q '03/'02   Ending
              AVERAGE BALANCE SHEET             2003         2003         2003       2002        2002    Incr(Decr)  Balances
                                           ------------------------------------------------------------------------------------
Assets:
Investment securities                        $1,062,464   $1,069,834  $1,108,334  $1,145,761  $1,214,179    (12.5%) $1,080,824
Short-term investments                           43,182       18,080       8,415      12,865      10,506    311.0%      26,803
Loans held for sale                              90,862       75,447      53,843      80,476      46,728     94.4%      38,951
   Commercial                                   737,687      758,242     759,934     734,378     734,247      0.5%     737,657
   Commercial real estate                     1,205,728    1,165,968   1,115,425   1,026,771     951,786     26.7%   1,235,132
   Residential real estate                      384,463      401,564     440,192     464,713     484,122    (20.6%)    371,489
   Consumer                                     563,397      534,234     586,261     592,569     557,683      1.0%     562,861
                                           ------------------------------------------------------------------------------------
Total loans                                   2,891,275    2,860,008   2,901,812   2,818,431   2,727,838      6.0%   2,907,139
Allowance for loan losses                       (43,166)     (41,358)    (35,001)    (34,928)    (34,643)    24.6%     (42,512)
Other non-earning assets                        394,935      390,820     403,172     405,032     384,138      2.8%     407,680
                                           ------------------------------------------------------------------------------------
Total assets                                 $4,439,552   $4,372,831  $4,440,575  $4,427,637  $4,348,746      2.1%  $4,418,885
                                           ====================================================================================
Liabilities and Stockholders' Equity:
   Non-interest bearing deposits             $  409,540   $  388,230  $  370,132  $  378,694  $  360,049     13.7%  $  420,089
   Interest-bearing demand and savings        1,326,271    1,186,776   1,124,422   1,117,782   1,126,334     17.8%   1,369,437
   Time deposits                              1,179,649    1,182,922   1,246,212   1,274,451   1,267,353     (6.9%)  1,165,058
                                           ------------------------------------------------------------------------------------
Total Bank issued deposits                    2,915,460    2,757,928   2,740,766   2,770,927   2,753,736      5.9%   2,954,584
                                           ------------------------------------------------------------------------------------
Wholesale deposits                              458,814      534,136     553,767     451,083     419,206      9.4%     437,710
Short-term borrowings                           419,447      439,717     514,470     583,602     546,622    (23.3%)    378,757
Long-term borrowings                            196,135      188,857     184,835     185,139     210,996     (7.0%)    210,377
Other liabilities                                84,801       87,008      84,715      86,075      79,926      6.1%      68,188
                                           ------------------------------------------------------------------------------------
Total liabilities                             4,074,657    4,007,646   4,078,553   4,076,826   4,010,486      1.6%   4,049,616
                                           ------------------------------------------------------------------------------------
Realized Stockholders' Equity                   353,295      345,184     340,073     328,100     322,254      9.6%     357,912
Other Comprehensive Income                       11,600       20,001      21,949      22,711      16,006    (27.5%)     11,357
                                           ------------------------------------------------------------------------------------
Total Stockholders' Equity                      364,895      365,185     362,022     350,811     338,260      7.9%     369,269
                                           ------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity     $4,439,552   $4,372,831  $4,440,575  $4,427,637  $4,348,746      2.1%  $4,418,885
                                           ====================================================================================

                 CREDIT QUALITY
Ending allowance for loan losses             $   42,512   $   42,154  $   39,600  $   35,214  $   34,177     24.4%
Net charge-offs                                   3,960        2,175       6,782       2,884       3,169     25.0%
Net charge-offs to avg loans (annualized)          0.54%        0.30%       0.95%       0.41%       0.46%
Non-performing assets:
   Non-accrual loans                         $   34,343   $   28,764  $   35,963  $   32,535  $   27,501     24.9%
   Loans 90 days past due & still accruing        6,260       10,491       6,362       3,555       7,337    (14.7%)
                                           ------------------------------------------------------------------------
       Total non-performing loans                40,603       39,255      42,325      36,090      34,838     16.5%
   Foreclosed real estate                         5,098        3,604       3,248       3,415       3,118     63.5%
   Other foreclosed assets                          921        1,153       1,614       2,024       1,362    (32.4%)
                                           ------------------------------------------------------------------------
      Total non-performing assets            $   46,622   $   44,012  $   47,187  $   41,529  $   39,318     18.6%
                                           ========================================================================

            YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                        4.37%        4.98%       5.27%       5.59%       5.92%
Short-term investments                             0.92%        1.04%       1.06%       1.42%       1.47%
Loans held for sale                                7.01%        8.65%       8.71%       7.58%      10.89%
   Commercial                                      5.59%        5.91%       5.85%       6.13%       6.44%
   Commercial real estate                          5.52%        5.80%       5.97%       6.31%       6.56%
   Residential real estate                         6.05%        6.42%       6.54%       6.80%       7.25%
   Consumer                                        6.87%        7.61%       7.57%       7.85%       8.01%
                                           --------------------------------------------------------------
Total loans (FTE)                                  5.87%        6.25%       6.35%       6.67%       6.95%
                                           --------------------------------------------------------------
Total interest-earning assets (FTE)                5.46%        5.94%       6.07%       6.36%       6.67%
                                           ==============================================================
Liabilities:
   Interest-bearing demand and savings             0.90%        0.93%       0.87%       1.27%       1.65%
   Time deposits                                   3.18%        3.41%       3.82%       4.12%       4.33%
                                           --------------------------------------------------------------
Total Bank issued deposits                         1.98%        2.17%       2.42%       2.79%       3.07%
                                           --------------------------------------------------------------
Wholesale deposits                                 3.75%        3.69%       3.76%       4.34%       5.08%
Short-term borrowings                              2.22%        2.48%       2.50%       2.76%       3.19%
Long-term borrowings                               5.47%        5.68%       6.10%       6.41%       5.94%
                                           --------------------------------------------------------------
Total interest-bearing liabilities                 2.42%        2.63%       2.82%       3.16%       3.49%
                                           ==============================================================
Net interest spread                                3.04%        3.31%       3.25%       3.20%       3.18%
Net interest margin (FTE)                          3.33%        3.63%       3.56%       3.55%       3.55%
                                           ==============================================================